Exhibit (a)(1)(F)
Mandatory Offer (Cash Offer)
for
All Bearer Shares
With No Par Value,
Including those Represented by
American Depositary Shares,
of
Schering Aktiengesellschaft
As Made to U.S. Shareholders and Holders of American Depositary Shares Pursuant to the Offer Document published on November 30, 2006 at
EUR 89.36 PER SHARE
by
Bayer Schering GmbH
(formerly Dritte BV GmbH)
a wholly owned subsidiary of
Bayer Aktiengesellschaft
THE INITIAL TENDER PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL EXPIRE ON FRIDAY, DECEMBER 29, 2006 (MIDNIGHT FRANKFURT AM MAIN (FEDERAL REPUBLIC OF GERMANY) LOCAL TIME (“FRANKFURT TIME”), 6:00 P.M. NEW YORK (U.S.A.) LOCAL TIME (“NEW YORK TIME”)).
THE SUBSEQUENT TENDER PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL EXPIRE ON WEDNESDAY, JANUARY 24, 2007 (MIDNIGHT FRANKFURT TIME, 6:00 P.M. NEW YORK TIME), UNLESS THE SUBSEQUENT TENDER PERIOD IS EXTENDED.
U.S. HOLDERS OF SHARES (AS DEFINED BELOW) WHO TENDER THEIR SHARES THROUGH THE U.S. SETTLEMENT AGENT AND HOLDERS OF ADSs (AS DEFINED BELOW) WILL HAVE THE RIGHT TO WITHDRAW THEIR TENDERS DURING THE INITIAL TENDER PERIOD ONLY.
This letter is only for holders of Shares resident in the United States who wish to tender their Shares through The Bank of New York, as U.S. settlement agent (the “U.S. Settlement Agent”).
November 30, 2006
To Our Clients:
      Enclosed for your consideration are the Offer Document published November 30, 2006 (the “Offer Document”) and the U.S. Declaration of Tender (the “U.S. Declaration of Tender”) relating to the mandatory offer (together with any amendments or supplements thereto, the “Offer”) by Bayer Schering GmbH (formerly Dritte BV GmbH), a German limited liability company (the “Bidder”) and a wholly-owned subsidiary of Bayer Aktiengesellschaft, a German stock corporation, to any holder of bearer shares with no par value (the “Shares”) of Schering Aktiengesellschaft, a German stock corporation (“Schering”), including Shares represented by ADSs (other than the Bidder and Schering with respect to its holding of treasury shares) (such remaining Schering shareholders referred to herein as “Unaffiliated Schering Securityholders” (aussenstehende Aktionäre)) to acquire at such Unaffiliated Schering Securityholder’s request its Shares at a purchase price of EUR 89.00 per Share plus an additional payment of EUR 0.36 per Share in cash (the sum of EUR 89.36 per Share being referred to herein as the “Offer Price”), plus interest thereon at the rate as described below (the Offer Price together with the interest is herein referred to as the “Offer Consideration”), upon the terms and subject to the conditions described in the Offer Document and the U.S. Declaration of Tender.

      The Bidder is making this Offer because, in connection with a domination and profit and loss transfer agreement entered into by the Bidder and Schering on July 31, 2006 (the “Domination Agreement”), § 305(1) of the German Stock Corporation Act requires that, upon the Domination Agreement becoming effective, the Bidder must, at the request of each remaining Unaffiliated Schering Securityholder, acquire such Unaffiliated Schering Securityholder’s Shares in exchange for payment of “adequate cash compensation” (angemessene Barabfindung). As required under § 305(3) sentence 3 of the German Stock Corporation Act, the Bidder will pay to all Unaffiliated Schering Securityholders who tender into the Offer interest on the Offer Price from and including October 28, 2006 (the day after the date on which the Domination Agreement became effective) until the business day preceding the date of settlement, at a rate of 2% plus the base rate (as defined in § 247 of the German Civil Code (BGB)) per annum prevailing from time to time, as reduced by any guaranteed fixed annual dividend paid to Unaffiliated Schering Securityholders. As of the date of the Offer Document, the applicable base rate, which is adjusted bi-annually, is 1.95% per annum.
      We (or our nominees) are the holder of record of Shares held by us for your account. A tender of Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed U.S. Declaration of Tender is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
      Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document and the U.S. Declaration of Tender.
      Please note the following:

1. The Offer Consideration is EUR 89.36 per Share in cash plus interest at the rate as described above. You may elect to receive the Offer Consideration for the Shares in Euros or U.S. dollars by checking the appropriate box on the instruction form set forth on the reverse side of this letter. If you elect to receive the Offer Consideration in U.S. dollars, the Offer Consideration will be converted into U.S. dollars (i) with respect to the payment of the Offer Consideration for Shares tendered during the Initial Tender Period at the USD/ EUR “Bid”-rate published by WM/ Reuters Reuters on the day on which the custodian institution in Germany of the U.S. Settlement Agent receives the Offer Consideration for such Shares from the Bidder in Euros at 4:00 pm London, England, local time (“London Time”), and (ii) with respect to the payment of the Offer Consideration for Shares tendered during the Subsequent Tender Period, at the USD/EUR “Bid”-rate published by WM/Reuters at 4:00 pm London Time on the day prior to payment to you (unless on such day WM/Reuters does not publish such the USD/EUR “Bid”-rate, in which case the Offer Consideration will be converted into USD at the USD/EUR “Bid”-rate published by WM/Reuters at 4:00 pm London Time on the first day prior to payment to you on which such rate is available). If you instruct us to tender your Shares, but do not make an election as to whether to be paid in Euros or U.S. dollars, you will be deemed to have elected to have the Offer Consideration paid for your Shares in U.S. dollars.

2. The Offer is being made for all Shares, including those represented by ADSs, of Unaffiliated Schering Securityholders.

3. The Initial Tender Period for the Offer and the time period to exercise withdrawal rights will expire at midnight Frankfurt Time, 6:00 p.m. New York Time, on Friday, December 29, 2006. The Subsequent Tender Period will commence immediately upon expiration of the Initial Tender Period and expire on Wednesday, January 24, 2007 (midnight Frankfurt Time, 6:00 p.m. New York Time), unless the Subsequent Tender Period is extended.

4. You will have the right to withdraw your tender in the Offer during the Initial Tender Period only. You will not have the right to withdraw your tender in the Offer during the Subsequent Tender Period.

5. The Bidder will pay for Shares tendered through The Bank of New York (the “U.S. Settlement Agent”) pursuant to the Offer by depositing the Offer Consideration with the U.S. Settlement Agent. The U.S. Settlement Agent will act as agent, with respect to payment, for the holders resident in the United States tendering Shares through it. Upon the terms and subject to the conditions of the Offer with respect to Shares tendered through the U.S. Settlement Agent payment of the Offer Consideration will be made: (i) in the case of Shares tendered during the Initial Tender Period (and not properly withdrawn), no earlier than January 9, 2006 (after the expiration of the Initial Tender Period) and (ii) in the case of Shares tendered during the Subsequent Tender Period, no earlier than the fourth, but no later than the eighth, Banking Day after receipt of the U.S. Declaration of Tender by the U.S. Settlement Agent with respect to such tendered Schering Shares.
      If you wish to have us tender through the U.S. Settlement Agent any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize the tender of the Shares through the U.S. Settlement Agent, all of your Shares held by us will be tendered unless you otherwise specify. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE INITIAL TENDER PERIOD OR THE SUBSEQUENT TENDER PERIOD, AS APPLICABLE, OF THE OFFER.
      The Offer is not being made in any jurisdiction in which the making of the Offer or tender into it would not be in compliance with the laws of such jurisdiction.

Instructions With Respect To The
Mandatory Offer (Cash Offer)
for
All Bearer Shares
With No Par Value,
Including those Represented by
American Depositary Shares,
of
Schering Aktiengesellschaft
As Made to U.S. Shareholders and Holders of American Depositary Shares
Pursuant to the Offer Document published on November 30, 2006

       This instruction form is only for holders of bearer shares with no par value (the “Shares”) resident in the United States who wish to tender their Shares through The Bank of New York, as U.S. settlement agent (the “U.S. Settlement Agent”).
      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer Document published November 30, 2006 (the “Offer Document”) and U.S. Declaration of Tender (the “U.S. Declaration of Tender”) relating to the offer (together with any amendments or supplements thereto, the “Offer”) by Bayer Schering GmbH (formerly Dritte BV GmbH), a German limited liability company (the “Bidder”) and a wholly-owned subsidiary of Bayer Aktiengesellschaft, a German stock corporation, to any holder of bearer shares with no par value (the “Shares”) of Schering Aktiengesellschaft, a German stock corporation (“Schering”), including Shares represented by ADSs (other than the Bidder and Schering with respect to its holding of treasury shares) (such remaining Schering shareholders referred to herein as “Unaffiliated Schering Securityholders” (aussenstehende Aktionäre)) to acquire at such Unaffiliated Schering Securityholder’s request its Shares at a purchase price of EUR 89.00 per Share plus an additional payment of EUR 0.36 per Share in cash (the sum of EUR 89.36 per Share being referred to herein as the “Offer Price”), plus interest thereon at the rate as described below (the Offer Price together with the interest is herein referred to as the “Offer Consideration”), upon the terms and subject to the conditions described in the Offer Document and the U.S. Declaration of Tender enclosed herewith. As required under § 305(3) sentence 3 of the German Stock Corporation Act, the Bidder will pay to all Unaffiliated Schering Securityholders who tender into the Offer, interest on the Offer Price from and including October 28, 2006 until the business day preceding the date of settlement, at a rate of 2% plus the base rate (as defined in § 247 of the German Civil Code (BGB)) per annum prevailing from time to time, as reduced by any guaranteed fixed annual dividend paid to Unaffiliated Schering Securityholders. As of the date of the Offer Document, the applicable base rate, which is adjusted bi-annually, is 1.95% per annum.
      The undersigned acknowledge(s) that, pursuant to the instructions outlined in the U.S. Declaration of Tender (i) it may elect to receive the Offer Consideration for its Shares in Euros or U.S. dollars and (ii) If it elects to receive the Offer Consideration in U.S. dollars or does not make an election, the Offer Consideration will be converted into U.S. dollars (i) with respect to the payment of the Offer Consideration for Shares tendered during the Initial Tender Period at the USD/ EUR “Bid”-rate published by WM/ Reuters on the day on which the custodian institution in Germany of the U.S. Settlement Agent receives the Offer Consideration for such Shares from the Bidder in Euros at 4:00 pm London, England, local time (“London Time”), and (ii) with respect to the payment of the Offer Consideration for Shares tendered during the Subsequent Tender Period, at the USD/ EUR “Bid”-rate published by WM/ Reuters at 4:00 pm London Time on the day prior to payment to the undersigned (unless on such day WM/ Reuters does not publish such the USD/ EUR “Bid”-rate, in which case the Offer Consideration will be converted into USD at the USD/ EUR “Bid”-rate published by WM/ Reuters at 4:00 pm London Time on the first day prior to payment to the undersigned on which such rate is available) (each a “Conversion Date”).
      This will instruct you to tender to the Bidder through the U.S. Settlement Agent the number of Shares indicated below (or, if no number is specified below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document and the U.S. Declaration of Tender.
Number of Shares to Be Tendered:*
______________________________ Shares

Account Number:

Dated:

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

ELECTION TO RECEIVE OFFER CONSIDERATION IN EUROS OR U.S. DOLLARS

☐	Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in Euros.

☐	Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in U.S. dollars.
      If you elect to receive U.S. dollars or you do not make an election, payment will be made in U.S. dollars equal to the Euro amounts payable to you converted to U.S. dollars at the USD/EUR “Bid”-rate as reported by WM/ Reuters at 4:00 p.m. London Time on the applicable Conversion Date.
SIGN HERE

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